EXHIBIT 23:    Consent of Independent Auditor



Beckstead and Watts, LLP
Certified Public Accountants
                                     3340 Wynn Road, Suite B
                                         Las Vegas, NV 89102
                                                702.257.1984
                                          702.362.0540 (fax)





Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated October 8, 2003, accompanying the financial statements of DP&D, Inc. on Form SB-2 for the periods ended August 31, 2003, December 31, 2002 and 2001 and for the period of March 1, 2001 (inception date)  through  August 31, 2003.  We hereby consent  to  the incorporation by reference of said report on the Registration Statement of DP&D, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP
----------------------------

May 5, 2004